Exhibit 10.4

BOARD OF DIRECTORS RETAINER AGREEMENT

This Agreement is entered into this 18th day of May, 2005 between Premier Commercial Bancorp, a California corporation (“PCB”) and                                (“Director”)

1.                                      Services Provided

PCB and Director agree that Director shall serve as a member of its Board of Directors and to provide those services required of a director under PCB’s Articles of Incorporation and Bylaws, as both may be amended from time to time, and under the California Corporations Code, as well as applicable federal and state law. Director may also serve as a director of Premier Commercial Bank, NA. (“Bank”), PCB’s wholly owned national banking association subsidiary.

2.                                      Nature of Relationship

Director is an independent contractor and will not be deemed an employee of PCB or Bank for purposes of benefits, income tax withholding, state or local taxes, unemployment benefits or otherwise. Director shall not, by virtue of this Agreement, be authorized to enter into any agreement or incur any obligation on PCB or Bank’s behalf.

3.                                      Compensation

Upon execution of this Agreement, PCB shall pay Director $5,000, representing a retainer in the amount of $416.67 per month, payable 12 months in advance. In the event this Agreement is terminated, Director agrees to pay back to PCB the pro rata portion of the retainer which has not yet been earned. Each monthly installment of $416.67 shall be deemed to be earned on the 15th day of that month.

4.                                      Term of Agreement

This Agreement shall be in effect from the date hereof through the last date of Director’s current term as a member of PCB’s Board of Directors. This Agreement shall be automatically renewed on the date of the Director’s reelection to the PCB Board of Directors for the period of such new term unless the Board of Directors decides not to renew this Agreement.

5.                                      Termination

This Agreement shall automatically terminate upon the Director’s resignation or removal from, or failure to win election or reelection to, the PCB Board of Directors.

6.                                      Entire Agreement

This Agreement contains the entire agreement of the parties and it supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the payment of fees in connection with Director’s retention as a director of PCB. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by PCB and Director.

7.                                      Applicable Law

This Agreement is made and entered into in the State of California, and the laws of said State shall govern the validity and interpretation hereof, and the performance of the parties hereto and their respective duties and obligations hereunder.

8.                                      Legal Costs

If either PCB or Director commences an action against the other arising out of or in connection with this Agreement, the prevailing party shall be entitled to have and recover from the losing party reasonable attorney’s fees and costs of suit.

9.                                      Invalid Provisions

Should any provision of this Agreement for any reason be declared invalid, void, or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining portions shall not be affected and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with said provision eliminated.

10.                               Survival of Obligations

Notwithstanding the expiration or other termination of this Agreement, neither party hereto shall be released hereunder from any liability or obligation to the other which has already accrued as of the time of such expiration or termination or which thereafter might accrue in respect of any act or omission of such party prior to such expiration or termination.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PREMIER COMMERCIAL BANCORP

By:

, DIRECTOR